Exhibit 99.1

ALLIANCE HOLDINGS GP, L.P.

Reports Record 2007 Financial Results

TULSA, OKLAHOMA, January 31, 2008 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) today reported record net income for the year ended December 31, 2007 (the “2007 Period”) of $87.9 million, an increase of 2.5% compared to $85.7 million for the year-ended December 31, 2006 (the “2006 Period”). Basic and diluted net income per limited partner unit for the 2007 Period decreased to $1.47 per unit, compared to $1.55 per basic and diluted limited partner unit for the 2006 Period. This decrease in basic and diluted net income per limited partner unit for the 2007 Period is the result of an increase in the number of common units outstanding due to the issuance of 12,500,000 common units on May 9, 2006 in conjunction with AHGP’s initial public offering.

For the quarter ended December 31, 2007 (the “2007 Quarter”), AHGP’s net income decreased to $20.5 million, or $0.34 per basic and diluted limited partner unit, compared to net income of $23.1 million, or $0.39 per basic and diluted limited partner unit, for the quarter ended December 31, 2006.

On January 24, 2008, the Board of Directors of AHGP’s general partner (the “Board”) declared a quarterly cash distribution for the 2007 Quarter of $0.2875 per unit (an annualized rate of $1.15 per unit), payable on February 19, 2008, to AHGP’s unitholders of record as of the close of trading on February 12, 2008. (See AHGP Press Release dated January 24, 2008.)

The declared distribution is based on the distribution AHGP will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP). On January 24, 2008, ARLP announced a quarterly distribution for the 2007 Quarter of $0.585 per unit, or $2.34 per unit on an annualized basis, which will be paid on February 14, 2008 to all ARLP unitholders of record as of the close of trading on February 7, 2008. (See ARLP Press Release dated January 24, 2008.)

AHGP currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP and reports its financial results on a consolidated basis with the financial results of ARLP. AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP. Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $18.0 million, or $71.9 million, on an annualized basis. AHGP’s primary cash requirements are for general and administrative expenses, including for 2008 an estimated $2.2 million in incremental general and administrative expenses associated with being a publicly traded limited partnership, working capital requirements and distributions to its unitholders. At December 31, 2007, AHGP had no borrowings outstanding under its revolving credit facility.

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A conference call regarding AHGP’s 2007 Quarter financial results is scheduled for today at 10:00 a.m. Eastern. To participate, dial (800) 591-6923 and provide pass code 78821227. International callers should dial (617) 614-4907. Investors may also listen to the call via the “investor information” section of AHGP’s website at http://www.ahgp.com.”

An audio replay of the conference call will be available for approximately one week. To access the audio replay, dial (888) 286-8010 and provide pass code 71101078. International callers should dial (617) 801-6888.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP. In addition, AHGP owns 15,544,169 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of AHGP at 918-295-1415 or via e-mail at investorrelations@ahgp.com

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The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: initially, our operating cash flow will be derived exclusively from cash distributions from ARLP; the risks to the business of ARLP include: increased competition in coal markets and ARLP’s ability to respond to the competition; fluctuation in coal prices, which could adversely affect ARLP’s operating results and cash flows; risks associated with the expansion of ARLP’s operations and properties; deregulation of the electric utility industry or the effects of any adverse change in the domestic coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; customer bankruptcies and/or cancellations or breaches of existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations and other factors; ARLP’s productivity levels and margins that it earns on its coal sales; greater than expected increases in raw material costs; greater than expected shortage of skilled labor; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with asset retirement obligations and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risk associated with major mine-related accidents, such as mine fires or other interruptions; results of litigation, including claims not yet asserted; difficulty maintaining ARLP’s surety bonds for asset retirement obligations as well as workers’ compensation and black lung benefits; coal market’s

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share of electricity generation; prices of fuel that compete with or impact coal usage, such as oil or natural gas; legislation, regulatory and court decisions; the impact from provisions of The Energy Policy Act of 2005; replacement of coal reserves; a loss or reduction of the direct or indirect benefit from certain state and federal tax credits; difficulty obtaining commercial property insurance, and risks associated with ARLP’s increased participation (excluding any applicable deductible) in the commercial insurance property program.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 15, 2007 with the SEC. Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
SALES AND OPERATING REVENUES:
Coal sales	$236,708	$243,296	$960,354	$895,823
Transportation revenues	9,265	9,923	37,688	39,879
Other sales and operating revenues	6,354	9,849	34,945	31,540

Total revenues	252,327	263,068	1,032,987	967,242

EXPENSES:
Operating expenses	163,271	172,660	685,085	627,756
Transportation expenses	9,265	9,923	37,688	39,879
Outside purchases	4,359	4,962	21,969	19,213
General and administrative	11,661	9,802	36,724	32,152
Depreciation, depletion and amortization	22,288	18,206	85,310	66,497
Net gain from insurance settlement	—	—	(11,491)	—

Total operating expenses	210,844	215,553	855,285	785,497

INCOME FROM OPERATIONS	41,483	47,515	177,702	181,745
Interest expense	(2,958)	(2,729)	(11,660)	(12,204)
Interest income	337	487	1,732	3,019
Other income	196	252	1,385	930

INCOME BEFORE INCOME TAXES, CUMULATIVE EFFECT OF ACCOUNTING CHANGE, MINORITY INTEREST AND NON-CONTROLLING INTEREST	39,058	45,525	169,159	173,490
INCOME TAX EXPENSE (BENEFIT)	(124)	785	1,670	3,013

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE, MINORITY INTEREST AND NON-CONTROLLING INTEREST	39,182	44,740	167,489	170,477
CUMULATIVE EFFECT OF ACCOUNTING CHANGE	—	—	—	112
MINORITY INTEREST	102	65	332	161

INCOME BEFORE NON-CONTROLLING INTEREST	39,284	44,805	167,821	170,750
Affiliate non-controlling interest in consolidated partnership’s net income	(7)	(7)	(29)	(30)
Non-affiliate non-controlling interest in consolidated partnership’s net income	(18,811)	(21,711)	(79,927)	(85,011)

NET INCOME	$20,466	$23,087	$87,865	$85,709

BASIC AND DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.34	$0.39	$1.47	$1.55

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.265	$0.215	$1.03	$0.33785

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC AND DILUTED	59,863,000	59,863,000	59,863,000	55,445,192

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	December 31,
	2007	2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,783	$37,069
Trade receivables, net	92,667	96,558
Other receivables	3,399	3,378
Due from affiliates	—	25
Marketable securities	—	260
Inventories	26,100	20,224
Advance royalties	4,452	4,629
Prepaid expenses and other assets	9,281	8,419

Total current assets	137,682	170,562

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	948,210	819,991
Less accumulated depreciation, depletion and amortization	(427,572)	(383,284)

Total property, plant and equipment, net	520,638	436,707

OTHER ASSETS:
Advance royalties	25,974	22,135
Other long-term assets	18,194	6,091

Total other assets	44,168	28,226

TOTAL ASSETS	$702,488	$635,495

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$47,034	$58,513
Due to affiliates	1,343	1,289
Accrued taxes other than income taxes	11,091	14,618
Accrued payroll and related expenses	15,180	14,698
Accrued interest	3,826	4,264
Workers’ compensation and pneumoconiosis benefits	8,124	7,704
Current capital lease obligation	377	339
Other current liabilities	6,754	13,964
Current maturities, long-term debt	18,000	18,000

Total current liabilities	111,729	133,389

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	136,000	126,000
Pneumoconiosis benefits	29,392	26,315
Accrued pension benefit	—	6,191
Workers’ compensation	44,150	38,488
Asset retirement obligations	54,903	47,825
Long-term capital lease obligation	1,135	1,512
Minority interest	507	839
Other liabilities	7,333	6,610

Total long-term liabilities	273,420	253,780

Total liabilities	385,149	387,169

NON-CONTROLLING INTEREST IN CONSOLIDATED PARTNERSHIP:
Affiliate	(303,816)	(303,823)
Non-Affiliates	358,601	324,784

Total non-controlling interest	54,785	20,961

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Limited Partners – Common Unitholders 59,863,000 units outstanding	262,445	234,321
Accumulated other comprehensive income (loss)	109	(6,956)

Total Partners’ Capital	262,554	227,365

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$702,488	$635,495

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2007	2006
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$241,552	$249,239

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(119,590)	(188,630)
Changes in accounts payable and accrued liabilities	(7,094)	2,776
Proceeds from sale of property, plant and equipment	6,770	1,401
Proceeds from insurance settlement for replacement assets	2,511	—
Purchase of marketable securities	—	(19,447)
Proceeds from marketable securities	260	68,497
Payment for acquisition of coal reserves and other assets	(53,309)	—
Payments for acquisition of businesses	—	(2,289)
Advances on Gibson rail project	(8,212)	—

Net cash used in investing activities	(178,664)	(137,692)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(18,000)	(18,000)
Borrowings under revolving credit facilities	195,925	500
Payments under revolving credit facilities	(167,925)	(500)
Payments on capital lease obligation	(339)	—
Payment of debt issuance costs	(264)	(690)
Equity contribution received by Mid-America Carbonates, LLC	—	1,000
Contributions to consolidated partnership from affiliate non-controlling interest	1	2
Contributions to consolidated partnership from non-affiliate non-controlling interest	813	—
Distributions paid by consolidated partnership to affiliate non-controlling interest	(23)	(18)
Distributions paid by consolidated partnership to non-affiliate non-controlling interest	(46,703)	(40,834)
Distributions paid to Partners	(61,659)	(339,310)
Net proceeds from issuance of common units in initial public offering	—	291,300

Net cash used in financing activities	(98,174)	(106,550)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(35,286)	4,997

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	37,069	32,072

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,783	$37,069

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